Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2019

This Conflict Minerals Report should be read in conjunction with the definitions contained in the U.S. Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules. This Conflict Minerals Report and our conflict minerals policy are available on our web site at www.ti.com/conflictminerals. We are not incorporating by reference the contents of our web site into this Conflict Minerals Report. “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict: tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2019 (collectively, “CMs”). We designed the CM Process with the intent to conform in all material respects with the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition). The design of the CM Process included the following:

•	a conflict minerals policy;

•

an organizational structure and processes intended to ensure that our direct suppliers of materials that contain CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

•

a process, which uses a reporting tool developed by the Responsible Minerals Initiative (“RMI”) and data gathered through the Responsible Minerals Assurance Process (“RMAP”) (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”);

•	assessment and management of risks identified through the process described above;

•	a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process;

•	reliance on the RMAP to validate supply chain due diligence; and

•	public reporting of the results of our due diligence.

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in any Covered Country (the “Conflict Status”), is limited. Our supply chain for CMs is complex. In many cases, we are multiple steps removed from the smelter or the mine, and we depend on information from Suppliers that themselves have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the RMAP. The RMAP is a voluntary program in which an independent third party evaluates smelters’ and refiners’ management systems and procurement practices and determines whether the smelter or refiner (“Smelter”) has demonstrated that all the materials it processed originated from conflict-free sources. The RMAP is overseen by the RMI, which was established by members of the Responsible Business Alliance (“RBA”) and the Global e-Sustainability Initiative. TI is a member of the RBA and RMI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

•	communicating our CM policy to Suppliers;

•

directing Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the RMI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•

analyzing Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency, and following up with Suppliers in an effort to obtain more information and ensure accuracy of information;

•	comparing the information received from Suppliers with the data made available by the RMAP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and

•	reviewing other source materials for Smelters that are not compliant with the RMI (these Smelters may supply CMs to us for products other than integrated circuits) if we were unable to determine, on the basis of the information provided by Suppliers and RMAP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

IV.	Our Findings

We have determined that all of our integrated circuits (“ICs”) 1 were conflict-free. Our determination is based on the finding that all the Smelters identified to us by our Suppliers as being potentially in the supply chain for these products in 2019 supplied CMs exclusively from conflict-free sources. ICs accounted for approximately 92 percent of TI revenue in 2019.

In 2019, we continued to make progress in our due diligence efforts with regard to Smelters that are not compliant with the RMI (these Smelters may supply CMs to us for products other than ICs). While we primarily relied on information from our first-tier suppliers, in some cases we contacted second-tier suppliers for more complete information. That information, combined with the information available through the RMAP, provided us with greater insight into the Conflict Status of CMs identified as potentially in our supply chain.

Of the Smelters identified for 2019, we have determined that the CMs potentially supplied to us by 98 percent of the Smelters were conflict-free, as compared with 88 percent for 2018. Another 1 percent of the Smelters identified for 2019 have committed to participate in a third-party audit of their Conflict Status. In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

We do not have complete information about the CMs in our entire supply chain. For 2019, approximately 75 percent of Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI. (Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI.) Industry efforts to collect and verify CM origin information remain incomplete. For Smelters that have committed to participate in a third-party audit of their Conflict Status, that status is currently undeterminable because the audits are not complete. The results of our due diligence, which are summarized in the charts below, reflect these limitations.

[1]

“Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames. It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

Smelter Status – Overview

IC Supply Chain

Overall Supply Chain

(including ICs)

Smelters for which we determined, based on an independent third-party audit, the conflict minerals potentially supplied to TI were conflict-free

Smelters for which we determined the origin of the minerals potentially supplied to us was undeterminable - these Smelters have commited to participate in a third-party audit of their Conflict Status

Smelters for which we determined the origin of the minerals potentially supplied to us was undeterminable -

these Smelters have not commited to participate in a third-party audit of their Conflict Status

Smelter Status – By CM

Tantalum	Tin

Tungsten	Gold

For an explanation of the color codes, see the notes in the Smelter Status – Overview charts directly above.

The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto. Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

V.	Product Scope

In 2019, our products were divided into two reportable segments as described in our annual report on Form 10-K for the year ended December 31, 2019: Analog (consisting of Power, Signal Chain, and High Volume product lines) and Embedded Processing (consisting of Connected Microcontrollers and Processors product lines). We report the results of our remaining business activities in Other. Other includes operating segments that do not meet the quantitative thresholds for individually reportable segments and cannot be aggregated with other operating segments (Other includes DLP products, calculators, and certain custom semiconductors known as application-specific integrated circuits). For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries, including to improve our due diligence:

•	redistribute copies of our CM policy to Suppliers;

•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;

•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries;

•	encourage Suppliers to direct all Smelters in their supply chains to participate in the RMAP or a similar third-party audit program; and

•	contact various Smelters directly for information if their operating status changed, their RMI status changed, or they have refused to participate in a RMI audit.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report. The report by Crowe LLP is set forth as Appendix B to this Conflict Minerals Report.

[Intentionally blank]

Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2019. As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

Table 1	Total RMAP compliant Smelters: 234	Tungsten Smelters	42
		Tin Smelters	45
		Tantalum Smelters	38
		Gold Smelters	109
Table 2	Total undeterminable Smelters: 5	Tungsten Smelters	1
		Tin Smelters	2
		Tantalum Smelters	0
		Gold Smelters	2

1.	Table 1:

Listed below are the 234 Smelters identified to us by our Suppliers as potentially in our supply chain for 2019 that the RMAP has reported as compliant with its audit protocols. On that basis, we have determined that the CMs supplied by these Smelters were conflict-free. The location information is as reported by the RMAP as of March 5, 2020.

*Smelters that potentially supply the CMs for our ICs.

	Smelter	Metal	Country Location

1.	A.L.M.T. Corp.*	Tungsten	JAPAN

2.	ACL Metais Eireli*	Tungsten	BRAZIL

3.	Asia Tungsten Products Vietnam Ltd.*	Tungsten	VIETNAM

4.	Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten	CHINA

5.	Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten	CHINA

6.	Fujian Jinxin Tungsten Co., Ltd.*	Tungsten	CHINA

7.	Ganzhou Haichuang Tungsten Co., Ltd.*	Tungsten	CHINA

8.	Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten	CHINA

9.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	CHINA

10.	Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	CHINA

11.	Global Tungsten & Powders Corp.*	Tungsten	UNITED STATES

12.	Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten	CHINA

13.	H.C. Starck Smelting GmbH & Co. KG*	Tungsten	GERMANY

14.	H.C. Starck Tungsten GmbH*	Tungsten	GERMANY

15.	Hunan Chenzhou Mining Co., Ltd.*	Tungsten	CHINA

16.	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	Tungsten	CHINA

17.	Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten	CHINA

18.	Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	CHINA

19.	Hydrometallurg, JSC*	Tungsten	RUSSIAN FEDERATION

20.	Japan New Metals Co., Ltd.*	Tungsten	JAPAN

21.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	CHINA

22.	Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	CHINA

23.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	CHINA

24.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	CHINA

25.	Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	CHINA

26.	Kennametal Fallon*	Tungsten	UNITED STATES

27.	Kennametal Huntsville*	Tungsten	UNITED STATES

28.	KGETS Co., Ltd.*	Tungsten	KOREA (REPUBLIC OF)

29.	Lianyou Metals Co., Ltd.	Tungsten	TAIWAN

30.	Malipo Haiyu Tungsten Co., Ltd.*	Tungsten	CHINA

31.	Masan Tungsten Chemical LLC (MTC)*	Tungsten	VIETNAM

32.	Moliren Ltd.*	Tungsten	RUSSIAN FEDERATION

33.	Niagara Refining LLC*	Tungsten	UNITED STATES

34.	Philippine Chuangxin Industrial Co., Inc.*	Tungsten	PHILIPPINES

35.	Tejing (Vietnam) Tungsten Co., Ltd.*	Tungsten	VIETNAM

36.	Unecha Refractory metals plant*	Tungsten	RUSSIAN FEDERATION

37.	Wolfram Bergbau und Hütten AG*	Tungsten	AUSTRIA

38.	Woltech Korea Co., Ltd.*	Tungsten	KOREA (REPUBLIC OF)

39.	Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten	CHINA

40.	Xiamen Tungsten Co., Ltd.*	Tungsten	CHINA

41.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Tungsten	CHINA

42.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	Tungsten	CHINA

43.	Alpha*	Tin	UNITED STATES

44.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Tin	CHINA

45.	Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin	CHINA

46.	China Tin Group Co., Ltd.*	Tin	CHINA

47.	Dowa*	Tin	JAPAN

48.	EM Vinto*	Tin	BOLIVIA

49.	Fenix Metals*	Tin	POLAND

50.	Gejiu Kai Meng Industry and Trade LLC*	Tin	CHINA

51.	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin	CHINA

52.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	Tin	CHINA

53.	Gejiu Zili Mining and Metallurgy Co., Ltd.*	Tin	CHINA

54.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd*	Tin	CHINA

55.	Guanyang Guida Nonferrous Metal Smelting Plant*	Tin	CHINA

56.	HuiChang Hill Tin Industry Co., Ltd.*	Tin	CHINA

57.	Huichang Jinshunda Tin Co., Ltd.*	Tin	CHINA

58.	Jiangxi New Nasan Technology Ltd.*	Tin	CHINA

59.	Ma’anshan Weitai Tin Co., Ltd.	Tin	CHINA

60.	Magnu’s Minerais Metais e Ligas Ltda.*	Tin	BRAZIL

61.	Malaysia Smelting Corporation (MSC)*	Tin	MALAYSIA

62.	Melt Metais e Ligas S.A.*	Tin	BRAZIL

63.	Metallic Resources, Inc.*	Tin	UNITED STATES

64.	Metallo Belgium N.V.*	Tin	BELGIUM

65.	Metallo Spain S.L.U.*	Tin	SPAIN

66.	Mineração Taboca S.A.*	Tin	BRAZIL

67.	Minsur*	Tin	PERU

68.	Mitsubishi Materials Corporation*	Tin	JAPAN

69.	O.M. Manufacturing Philippines, Inc.*	Tin	PHILIPPINES

70.	O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	THAILAND

71.	Operaciones Metalurgical S.A.*	Tin	BOLIVIA

72.	PT Artha Cipta Langgeng*	Tin	INDONESIA

73.	PT ATD Makmur Mandiri Jaya*	Tin	INDONESIA

74.	PT Mitra Stania Prima*	Tin	INDONESIA

75.	PT Refined Bangka Tin*	Tin	INDONESIA

76.	PT Timah Tbk Kundur*	Tin	INDONESIA

77.	PT Timah Tbk Mentok*	Tin	INDONESIA

78.	Resind Indústria e Comércio Ltda.*	Tin	BRAZIL

79.	Rui Da Hung*	Tin	TAIWAN

80.	Soft Metais Ltda.*	Tin	BRAZIL

81.	Thai Nguyen Mining and Metallurgy Co., Ltd*	Tin	VIETNAM

82.	Thaisarco*	Tin	THAILAND

83.	Tin Technology & Refining*	Tin	UNITED STATES

84.	White Solder Metalurgia e Mineração Ltda.*	Tin	BRAZIL

85.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	Tin	CHINA

86.	Yunnan Tin Company Limited*	Tin	CHINA

87.	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	CHINA

88.	Asaka Riken Co., Ltd.*	Tantalum	JAPAN

89.	Changsha South Tantalum Niobium Co., Ltd.*	Tantalum	CHINA

90.	D Block Metals, LLC*	Tantalum	UNITED STATES

91.	Exotech Inc.*	Tantalum	UNITED STATES

92.	F&X Electro-Materials Ltd.*	Tantalum	CHINA

93.	FIR Metals & Resource Ltd. *	Tantalum	CHINA

94.	Global Advanced Metals Aizu*	Tantalum	JAPAN

95.	Global Advanced Metals Boyertown*	Tantalum	UNITED STATES

96.	Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum	CHINA

97.	H.C. Starck Co., Ltd.*	Tantalum	THAILAND

98.	H.C. Starck Hermsdorf GmbH*	Tantalum	GERMANY

99.	H.C. Starck Inc.*	Tantalum	UNITED STATES

100.	H.C. Starck Ltd.*	Tantalum	JAPAN

101.	H.C. Starck Smelting GmbH & Co. KG*	Tantalum	GERMANY

102.	H.C. Starck Tantalum and Niobium GmbH*	Tantalum	GERMANY

103.	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum	CHINA

104.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA

105.	Jiangxi Tuohong New Raw Material*	Tantalum	CHINA

106.	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	CHINA

107.	Jiujiang Tanbre Co., Ltd. *	Tantalum	CHINA

108.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA

109.	KEMET Blue Metals*	Tantalum	MEXICO

110.	KEMET Blue Powder*	Tantalum	UNITED STATES

111.	LSM Brasil S.A.*	Tantalum	BRAZIL

112.	Metallurgical Products India Pvt., Ltd. *	Tantalum	INDIA

113.	Mineração Taboca S.A.*	Tantalum	BRAZIL

114.	Mitsui Mining and Smelting Co., Ltd.*	Tantalum	JAPAN

115.	Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	CHINA

116.	NPM Silmet AS	Tantalum	ESTONIA

117.	PRG Dooel*	Tantalum	MACEDONIA

118.	QuantumClean*	Tantalum	UNITED STATES

119.	Resind Indústria e Comércio Ltda.*	Tantalum	BRAZIL

120.	Solikamsk Magnesium Works OAO*	Tantalum	RUSSIAN FEDERATION

121.	Taki Chemical Co., Ltd.*	Tantalum	JAPAN

122.	Telex Metals*	Tantalum	UNITED STATES

123.	Ulba Metallurgical Plant JSC*	Tantalum	KAZAKHSTAN

124.	XinXing HaoRong Electronic Material Co., Ltd.*	Tantalum	CHINA

125.	Yanling Jincheng Tantalum * Niobium Co., Ltd. *	Tantalum	CHINA

126.	8853 S.p.A. *	Gold	ITALY

127.	Advanced Chemical Company*	Gold	UNITED STATES

128.	Aida Chemical Industries Co., Ltd.*	Gold	JAPAN

129.	Al Etihad Gold Refinery DMCC*	Gold	UNITED ARAB EMIRATES

130.	Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold	GERMANY

131.	Almalyk Mining and Metallurgical Complex (AMMC)*	Gold	UZBEKISTAN

132.	AngloGold Ashanti Córrego do Sítio Mineração*	Gold	BRAZIL

133.	Argor-Heraeus S.A.*	Gold	SWITZERLAND

134.	Asahi Pretec Corp.*	Gold	JAPAN

135.	Asahi Refining Canada Ltd.*	Gold	CANADA

136.	Asahi Refining USA Inc.*	Gold	UNITED STATES

137.	Asaka Riken Co., Ltd.*	Gold	JAPAN

138.	AU Traders and Refiners*	Gold	SOUTH AFRICA

139.	Aurubis AG*	Gold	GERMANY

140.	Bangalore Refinery*	Gold	INDIA

141.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold	PHILIPPINES

142.	Boliden AB*	Gold	SWEDEN

143.	C. Hafner GmbH + Co. KG*	Gold	GERMANY

144.	CCR Refinery - Glencore Canada Corporation*	Gold	CANADA

145.	Cendres + Metaux S.A. *	Gold	SWITZERLAND

146.	Chimet S.p.A.*	Gold	ITALY

147.	Chugai Mining	Gold	JAPAN

148.	Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA

149.	DODUCO Contacts and Refining GmbH*	Gold	GERMANY

150.	Dowa*	Gold	JAPAN

151.	DS PRETECH Co., Ltd.*	Gold	KOREA (REPUBLIC OF)

152.	DSC (Do Sung Corporation)*	Gold	KOREA (REPUBLIC OF)

153.	Eco-System Recycling Co., Ltd. East Plant*	Gold	JAPAN

154.	Eco-System Recycling Co., Ltd. North Plant	Gold	JAPAN

155.	Eco-System Recycling Co., Ltd. West Plant	Gold	JAPAN

156.	Emirates Gold DMCC*	Gold	UNITED ARAB EMIRATES

157.	Geib Refining Corporation*	Gold	UNITED STATES

158.	Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold	CHINA

159.	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA

160.	Heimerle + Meule GmbH*	Gold	GERMANY

161.	Heraeus Metals Hong Kong Ltd.*	Gold	CHINA

162.	Heraeus Precious Metals GmbH & Co. KG*	Gold	GERMANY

163.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	CHINA

164.	Ishifuku Metal Industry Co., Ltd.*	Gold	JAPAN

165.	Istanbul Gold Refinery*	Gold	TURKEY

166.	Italpreziosi*	Gold	ITALY

167.	Japan Mint*	Gold	JAPAN

168.	Jiangxi Copper Co., Ltd.*	Gold	CHINA

169.	JSC Uralelectromed*	Gold	RUSSIAN FEDERATION

170.	JX Nippon Mining & Metals Co., Ltd.*	Gold	JAPAN

171.	Kazzinc*	Gold	KAZAKHSTAN

172.	Kennecott Utah Copper LLC*	Gold	UNITED STATES

173.	KGHM Polska Miedz Spolka Akcyjna*	Gold	POLAND

174.	Kojima Chemicals Co., Ltd.*	Gold	JAPAN

175.	Korea Zinc Co., Ltd.*	Gold	KOREA (REPUBLIC OF)

176.	Kyrgyzaltyn JSC*	Gold	KYRGYZSTAN

177.	L’Orfebre S.A.	Gold	ANDORRA

178.	LS-NIKKO Copper Inc.*	Gold	KOREA (REPUBLIC OF)

179.	LT Metal Ltd.*	Gold	KOREA (REPUBLIC OF)

180.	Marsam Metals *	Gold	BRAZIL

181.	Materion*	Gold	UNITED STATES

182.	Matsuda Sangyo Co., Ltd.*	Gold	JAPAN

183.	Metalor Technologies (Hong Kong) Ltd.*	Gold	CHINA

184.	Metalor Technologies (Singapore) Pte., Ltd.*	Gold	SINGAPORE

185.	Metalor Technologies (Suzhou) Ltd.*	Gold	CHINA

186.	Metalor Technologies S.A.*	Gold	SWITZERLAND

187.	Metalor USA Refining Corporation*	Gold	UNITED STATES

188.	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Gold	MEXICO

189.	Mitsubishi Materials Corporation*	Gold	JAPAN

190.	Mitsui Mining and Smelting Co., Ltd.*	Gold	JAPAN

191.	MMTC-PAMP India Pvt., Ltd.*	Gold	INDIA

192.	Moscow Special Alloys Processing Plant*	Gold	RUSSIAN FEDERATION

193.	Nadir Metal Rafineri San. Ve Tic. A.*	Gold	TURKEY

194.	Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN

195.	Nihon Material Co., Ltd.*	Gold	JAPAN

196.	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold	AUSTRIA

197.	Ohura Precious Metal Industry Co., Ltd.*	Gold	JAPAN

198.	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Gold	RUSSIAN FEDERATION

199.	OJSC Novosibirsk Refinery*	Gold	RUSSIAN FEDERATION

200.	PAMP S.A.*	Gold	SWITZERLAND

201.	Planta Recuperadora de Metales SpA*	Gold	CHILE

202.	Prioksky Plant of Non-Ferrous Metals*	Gold	RUSSIAN FEDERATION

203.	PT Aneka Tambang (Persero) Tbk*	Gold	INDONESIA

204.	PX Précinox S.A.*	Gold	SWITZERLAND

205.	Rand Refinery (Pty) Ltd.*	Gold	SOUTH AFRICA

206.	REMONDIS PMR B.V.*	Gold	NETHERLANDS

207.	Royal Canadian Mint*	Gold	CANADA

208.	SAAMP*	Gold	FRANCE

209.	Safimet S.p.A.*	Gold	ITALY

210.	Samduck Precious Metals*	Gold	KOREA (REPUBLIC OF)

211.	SAXONIA Edelmetalle GmbH*	Gold	GERMANY

212.	SEMPSA Joyería Platería S.A.*	Gold	SPAIN

213.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	CHINA

214.	Sichuan Tianze Precious Metals Co., Ltd.*	Gold	CHINA

215.	Singway Technology Co., Ltd.*	Gold	TAIWAN

216.	SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold	RUSSIAN FEDERATION

217.	Solar Applied Materials Technology Corp.*	Gold	TAIWAN

218.	Sumitomo Metal Mining Co., Ltd.*	Gold	JAPAN

219.	SungEel HiMetal Co., Ltd.*	Gold	KOREA, REPUBLIC OF

220.	T.C.A S.p.A*	Gold	ITALY

221.	Tanaka Kikinzoku Kogyo K.K.*	Gold	JAPAN

222.	The Refinery of Shandong Gold Mining Co., Ltd.*	Gold	CHINA

223.	Tokuriki Honten Co., Ltd.*	Gold	JAPAN

224.	Torecom*	Gold	KOREA (REPUBLIC OF)

225.	Umicore Brasil Ltda.*	Gold	BRAZIL

226.	Umicore Precious Metals Thailand*	Gold	THAILAND

227.	Umicore S.A. Business Unit Precious Metals Refining*	Gold	BELGIUM

228.	United Precious Metal Refining, Inc.*	Gold	UNITED STATES

229.	Valcambi S.A.*	Gold	SWITZERLAND

230.	Western Australian Mint trading as The Perth Mint*	Gold	AUSTRALIA

231.	WIELAND Edelmetalle GmbH*	Gold	GERMANY

232.	Yamakin Co., Ltd.*	Gold	JAPAN

233.	Yokohama Metal Co., Ltd.*	Gold	JAPAN

234.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold	CHINA

2.	Table 2:

Listed below are the 5 Smelters identified to us by our Suppliers as potentially in our supply chain for 2019 that have processed CMs of undeterminable origin. “Active” means the Smelter has committed to participate in a third-party audit of its Conflict Status, as reported by the RMAP. The location information and “Active” status are as reported by the RMAP as of March 5, 2020.

No.	Smelter	Metal	Country	Active

1.	Jiangxi Xianglu Tungsten Co., Ltd.	Tungsten	CHINA	Ö

2.	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin	CHINA

3.	Modeltec Sdn Bhd	Tin	MALAYSIA

4.	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION

5.	SAFINA A.S.	Gold	CZECHIA	Ö

Appendix B

Independent Private Sector Auditor Report

INDEPENDENT AUDITOR’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated

Dallas, Texas

We have examined:

•

whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report for the reporting period from January 1, 2019 through December 31, 2019, is in conformity, in all material respects, with the criteria set forth in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•

whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2019 through December 31, 2019, is consistent, in all material respects, with the due diligence process that the Company undertook.

The Company’s management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed is in accordance with the criteria, in all material respects. An examination involves performing procedures to obtain evidence about the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of the Company’s due diligence framework and its description of the due diligence measures the Company performed, whether due to fraud or error. We believe the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion,

•

the design of the Company’s due diligence framework for the reporting period from January 1, 2019 through December 31, 2019, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is in conformity with the OECD Due Diligence Guidance, in all material respects and

•

the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2019 through December 31, 2019, is consistent with the due diligence process that the Company undertook, in all material respects.

/s/ CROWE LLP

Dallas, Texas
May 20, 2020